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                                                              Exhibit (b)(3)


BBV
BANCO BILBAO VIZCAYA


                                                 Madrid, November 8th 1999

CEMENTOS PORTLAND, S.A.
Jose Abascal, 29
28003 MADRID

Dear Sirs:

After the conversations held with you, we hereby confirm our irrevocable undertaking to furnish you with a credit facility to enable you to purchase the U.S. company Giant Cement Holding, Inc., on the following terms and conditions:

 1. Lender: Cementos Portland, S.A.

 2. Amount of the loan: US Dollars 100 million or its exchange value in Pesetas.

 3. Currency: Multi-currency (US Dollars or Pesetas) at the choice of Cementos Portland, S.A., at the appropriate time.

 4. Term: The loan will have a term of 180 days reckoned as from the date of this letter.

    BBV is willing to open the relevant conversations with Cementos Portland, S.A., in order to consider the possibility of refinancing this loan as a term loan facility.

 5. Interest rate: Euribor or Libor (according to the currency selected) plus a spread to be determined, with a minimum of 0,25% p.a. and a maximum of 0.75% p.a.

 6. Guarantees: No collateral guaranties are given.





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BBV
BANCO BILBAO VIZCAYA


                                                08 de noviembre de 1999

 7. The remaining terms and conditions of the agreement are those customary for financings of this kind, under Banco Bilbao Vizcaya, S.A. standards.

If you accept the conditions set out herein, we should appreciate if you would return a copy of this letter duly signed as a proof of your consent.

Yours truly,

        BANCO BILBAO VIZCAYA, S.A.

By: s/Jesus Maria Ugarte            s/Eduardo Pellicer
------------------------            -----------------------
Jesus Maria Ugarte                  Eduardo Pellicer



                                                  Accepted and Agreed:

                                              CEMENTOS PORTLAND, S.A.


                                              By: s/Rafael Martinez Ynzenga
                                              ------------------------------




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